Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 169 to the Registration Statement on Form N–1A of Fidelity Concord Street Trust: Fidelity 500 Index Fund of our report dated April 10, 2024; Fidelity Series Total Market Index Fund of our report dated April 12, 2024; Fidelity Extended Market Index Fund, Fidelity International Index Fund, and Fidelity Total Market Index Fund of our reports dated April 15, 2024, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended February 29, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 19, 2024